Exhibit 99.1

Willdan Group Reports

First Quarter Results

ANAHEIM, Calif. –May 2, 2024 – Willdan Group, Inc. (“Willdan”) (Nasdaq: WLDN) today reported financial results for its first quarter ended March 29, 2024.

“We had an excellent first quarter,” said Mike Bieber, Willdan’s President and Chief Executive Officer. “Revenue, profitability, earnings, and cash flow were above expectations. We saw strength in both government and utility customers, plus strong software sales. The rapid growth in electricity demand from artificial intelligence and data centers is becoming a new catalyst in our market.”

First Quarter 2024 Highlights*

●	Consolidated contract revenue of $122.5 million, up 19.4%.
●	Net revenue** of $68.9 million, up 11.7%.
●	Net income of $2.9 million, up from net income of $0.9 million.
●	Adjusted EBITDA** of $11.0 million, up 11.7%.
●	GAAP Diluted EPS of $0.21, up from $0.07.
●	Adjusted Diluted EPS** of $0.40, up from $0.32.

Fiscal Year 2024 Financial Targets

We are reaffirming our 2024 financial targets:

●	Net revenue** between $270 million and $280 million.
●	Adjusted Diluted EPS** between $1.80 per share and $1.87 per share.
●	Adjusted EBITDA** between $48 million and $50 million.

Assumes 14.2 million diluted shares, 25% effective tax rate, and no future acquisitions.

*As compared to the same period of fiscal 2023.

**See “Use of Non-GAAP Financial Measures” below.

First Quarter 2024 Conference Call

Willdan will be hosting a conference call to discuss its first quarter financial results today, at 5:30 p.m. Eastern/2:30 p.m. Pacific. To access the call, listeners should dial 877-407-2988 (or 201-389-0923) approximately five minutes prior to the scheduled start time. The conference call will be webcast simultaneously on Willdan’s website at https://edge.media-server.com/mmc/p/gf7u4cva.

A replay of the conference call will be available through Willdan’s website at https://ir.willdangroup.com/events-presentations.

An Investor Report containing supplemental financial information can also be accessed through Willdan’s website at https://ir.willdangroup.com and selecting “Stock Information”.

About Willdan Group, Inc.

Willdan is a nationwide provider of professional, technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” defined as contract revenue as reported in accordance with U.S. generally accepted accounting principles (“GAAP”) minus subcontractor services and other direct costs, is a non-GAAP financial measure. Net Revenue is a supplemental measure that Willdan believes enhances investors’ ability to analyze Willdan’s business trends and performance because it substantially measures the work performed by Willdan’s employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to Willdan’s clients and, in accordance with GAAP and industry practice, are included in Willdan’s revenue when it is Willdan’s contractual responsibility to procure or manage such subcontracted activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of Willdan’s business trends. Accordingly, Willdan segregates subcontractor services and other direct costs from revenue to promote a better understanding of Willdan’s business by evaluating revenue exclusive of subcontract services and other direct costs associated with external service providers. A reconciliation of Willdan’s contract revenue as reported in accordance with GAAP to Net Revenue is provided at the end of this press release. A reconciliation of targeted contract revenue for fiscal year 2024 as reported in accordance with GAAP to targeted Net Revenues for fiscal year 2024, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the subcontractor services and other director costs that are subtracted from contract revenues in order to derive Net Revenues. While subcontractor costs have increased recently, subcontractor costs can vary significantly from period to period. Subcontractor costs and other direct costs were 43.7% and 47.1% of contract revenue for the quarter ended March 29, 2024 and fiscal year 2023, respectively, and 39.9% and 47.2% for the quarter ended March 31, 2023 and fiscal year 2022, respectively.

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital and stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this press release. A reconciliation of targeted net income for fiscal year 2024 as reported in accordance with GAAP to Adjusted EBITDA for fiscal year 2024, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment that are subtracted from net income in order to derive Adjusted EBITDA.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, refinancing costs, and tax benefit distribution, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, refinancing costs, and tax benefit distribution, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses.

Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided at the end of this press release. Reconciliations of targeted net income as reported in accordance with GAAP to targeted Adjusted Net Income for fiscal year 2024, which is a forward-looking non-GAAP financial measure, and targeted diluted EPS as reported in accordance with GAAP to targeted Adjusted Diluted EPS for fiscal year 2024, which is a forward-looking non-GAAP financial measure, are not provided because Willdan is unable to provide such reconciliations without unreasonable effort. The inability to provide such reconciliations is due to the uncertainty and inherent difficulty of predicting the stock-based compensation, intangible amortization, and interest accretion, each net of tax, that are subtracted from net income and diluted EPS in order to derive Adjusted Net Income and Adjusted Diluted EPS, respectively.

Willdan’s definitions of Net Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, assumptions, aims, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding financial targets for fiscal year 2024. All statements other than statements of historical fact included in this press release are forward-looking statements. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Important factors that could cause actual results to differ materially from its expectations include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy services market, Willdan’s reliance on work from its top ten clients; changes in state, local and regional economies and government budgets; Willdan’s ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes; Willdan’s ability to make principal and interest payments on its outstanding debt as they come due and to comply with financial covenants contained in its debt agreements; Willdan’s ability to manage supply chain constraints, labor shortages, rising interest rates, and rising inflation; Willdan’s ability to obtain financing and to refinance its outstanding debt as it matures; Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy; and Willdan’s ability to attract and retain managerial, technical, and administrative talent.

All written and oral forward-looking statements attributable to Willdan, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements and risk factors disclosed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 29, 2023, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release unless required by law.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	March 29,	December 29,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$46,925	$23,397
Restricted cash	—	—
Accounts receivable, net of allowance for doubtful accounts of $690 and $866 at March 29, 2024 and December 29, 2023, respectively	50,792	69,677
Contract assets	82,409	93,885
Other receivables	552	1,169
Prepaid expenses and other current assets	5,863	3,888
Total current assets	186,541	192,016
Equipment and leasehold improvements, net	27,539	27,097
Goodwill	131,144	131,144
Right-of-use assets	12,803	12,465
Other intangible assets, net	30,085	31,956
Other assets	4,832	4,949
Deferred income taxes, net	14,956	15,961
Total assets	$407,900	$415,588
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,518	$33,193
Accrued liabilities	38,411	54,129
Contract liabilities	16,427	13,183
Notes payable	8,924	8,452
Finance lease obligations	1,111	1,186
Lease liability	4,677	4,537
Total current liabilities	104,068	114,680
Notes payable, less current portion	86,571	88,979
Finance lease obligations, less current portion	1,112	1,184
Lease liability, less current portion	9,948	9,758
Other noncurrent liabilities	686	1,142
Total liabilities	202,385	215,743

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000 shares authorized; 13,817 and 13,682 shares issued and outstanding at March 29, 2024 and December 29, 2023, respectively	138	137
Additional paid-in capital	188,088	185,795
Accumulated other comprehensive loss	(230)	(664)
Retained earnings	17,519	14,577
Total stockholders’ equity	205,515	199,845
Total liabilities and stockholders’ equity	$407,900	$415,588

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share amounts)

	Three Months Ended
	March 29,	March 31,
	2024	2023

Contract revenue	$122,489	$102,603

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	21,512	20,410
Subcontractor services and other direct costs	53,559	40,912
Total direct costs of contract revenue	75,071	61,322

Gross profit	47,418	41,281

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	26,509	22,385
Facilities and facility related	2,445	2,278
Stock-based compensation	1,390	1,533
Depreciation and amortization	3,592	4,200
Other	8,121	6,871
Total general and administrative expenses	42,057	37,267

Income (Loss) from operations	5,361	4,014

Other income (expense):
Interest expense, net	(2,137)	(2,466)
Other, net	704	140
Total other expense, net	(1,433)	(2,326)

Income (Loss) before income taxes	3,928	1,688
Income tax (benefit) expense	986	756
Net income (loss)	2,942	932

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net of tax	434	—
Comprehensive income (loss)	$3,376	$932

Earnings (Loss) per share:
Basic	$0.22	$0.07
Diluted	$0.21	$0.07

Weighted-average shares outstanding:
Basic	13,605	13,266
Diluted	13,910	13,470

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 29,	March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$2,942	$932
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,592	4,200
Other non-cash items	92	85
Deferred income taxes, net	1,005	782
(Gain) loss on sale/disposal of equipment	(13)	(10)
Provision for doubtful accounts	(100)	81
Stock-based compensation	1,390	1,533
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	18,985	8,204
Contract assets	11,476	7,819
Other receivables	617	(9)
Prepaid expenses and other current assets	(1,975)	1,023
Other assets	117	(3,532)
Accounts payable	1,325	479
Accrued liabilities	(15,740)	(7,883)
Contract liabilities	3,244	2,941
Right-of-use assets	(8)	647
Net cash (used in) provided by operating activities	26,949	17,292
Cash flows from investing activities:
Purchase of equipment, software, and leasehold improvements	(1,971)	(3,488)
Proceeds from sale of equipment	19	13
Net cash (used in) provided by investing activities	(1,952)	(3,475)
Cash flows from financing activities:
Payment on restricted cash	—	(10,679)
Payments on notes payable	(153)	(485)
Repayments under term loan facility and line of credit	(1,875)	(5,250)
Principal payments on finance leases	(345)	(303)
Proceeds from stock option exercise	281	—
Proceeds from sales of common stock under employee stock purchase plan	1,402	1,392
Cash used to pay taxes on stock grants	(779)	(124)
Net cash (used in) provided by financing activities	(1,469)	(15,449)
Net increase (decrease) in cash, cash equivalents and restricted cash	23,528	(1,632)
Cash, cash equivalents and restricted cash at beginning of period	23,397	19,485
Cash, cash equivalents and restricted cash at end of period	$46,925	$17,853
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$2,081	$2,424
Income taxes	2	(77)
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under finance leases	198	48

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(in thousands)

(Non-GAAP Measure)

	Three Months Ended
	March 29,	March 31,
	2024	2023
Consolidated
Contract revenue	$122,489	$102,603
Subcontractor services and other direct costs	53,559	40,912
Net Revenue	$68,930	$61,691

Energy segment
Contract revenue	$100,746	$83,285
Subcontractor services and other direct costs	52,654	40,078
Net Revenue	$48,092	$43,207

Engineering and Consulting segment
Contract revenue	$21,743	$19,318
Subcontractor services and other direct costs	905	834
Net Revenue	$20,838	$18,484

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Three Months Ended
	March 29,	March 31,
	2024	2023
Net income (loss)	$2,942	$932
Interest expense	2,137	2,466
Income tax expense (benefit)	986	756
Stock-based compensation	1,390	1,533
Depreciation and amortization	3,592	4,200
(Gain) Loss on sale of equipment	(13)	(10)
Adjusted EBITDA	$11,034	$9,877

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(in thousands, except per share amounts)

(Non-GAAP Measure)

	Three Months Ended
	March 29,	March 31,
	2024	2023
Net income (loss)	$2,942	$932
Adjustment for stock-based compensation	1,390	1,533
Tax effect of stock-based compensation	(278)	(310)
Adjustment for intangible amortization	1,871	2,624
Tax effect of intangible amortization	(374)	(531)
Adjusted Net Income (Loss)	$5,551	$4,248

Diluted weighted-average shares outstanding	13,910	13,470

Diluted earnings (loss) per share	$0.21	$0.07
Impact of adjustment:
Stock-based compensation per share	0.10	0.12
Tax effect of stock-based compensation per share	(0.02)	(0.02)
Intangible amortization per share	0.14	0.19
Tax effect of intangible amortization per share	(0.03)	(0.04)
Adjusted Diluted EPS	$0.40	$0.32

Contact:

Willdan Group, Inc.

Al Kaschalk

Vice President

Tel: 310-922-5643

akaschalk@willdan.com